                                   ASSIGNMENT


         THIS ASSIGNMENT is made as of the    day of         , 199_, between
and among Dean Witter Trust Company ("DWTC"), Dean Witter Trust FSB ("DWTFSB") and the open-end investment companies managed by Dean Witter InterCapital Inc. ("InterCapital") as set forth on Exhibit A attached hereto (the "Dean Witter Open-End Funds").

         WHEREAS, this Assignment is supplemental to Transfer Agency and Service Agreements between DWTC and each of the Dean Witter Open-End Funds in effect as of the date of this Assignment (the "Transfer Agency Agreements"); and

         WHEREAS, in connection with the merger of DWTC into a federal savings bank, DWTFSB, DWTC wishes to assign its rights and obligations under the Transfer Agency Agreements to DWTFSB,

         NOW THEREFORE, in consideration of the foregoing, the parties agree as follows:

                  1. DWTC hereby assigns to DWTFSB all of its right, title and interest in the Transfer Agency Agreements, effective August 1, 1997.

                  2. DWTFSB assumes the obligations and duties of DWTC under the Transfer Agency Agreements and agrees to be bound by the terms thereof.

                  3. Each of the Dean Witter Open-End Funds accepts and consents to said assignment of the Transfer Agency Agreements from DWTC to DWTFSB.

                  4. Each of the Dean Witter Open-End Funds, DWTC and DWTFSB hereby consent to the adoption of a revised fee schedule, to be attached to the Transfer Agency Agreements as Schedule A, superseding and replacing the existing Schedule A, to be effective on the date of assignment of the Transfer Agency Agreements.

         IN WITNESS WHEREOF, this Assignment is executed by the parties as of the date first above written.


DEAN WITTER OPEN-END FUNDS

by:
   ---------------------------------
   Charles A. Fiumefreddo
   Chairman


DEAN WITTER TRUST COMPANY                DEAN WITTER TRUST FSB

by:                                      by:
   ---------------------------------        ----------------------------------
   John Van Heuvelen                        John Van Heuvelen
   President                                President

                           EXHIBIT A - AUGUST 1, 1997
                           DEAN WITTER OPEN-END FUNDS


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     MONEY MARKET FUNDS
     ------------------

  1. Dean Witter Liquid Asset Fund Inc.
  2. Active Assets Money Trust
  3. Dean Witter U.S. Government Money Market Trust
  4. Active Assets Government Securities Trust
  5. Dean Witter Tax-Free Daily Income Trust
  6. Active Assets Tax-Free Trust
  7. Dean Witter California Tax-Free Daily Income Trust
  8. Dean Witter New York Municipal Money Market Trust
  9. Active Assets California Tax-Free Trust

     EQUITY FUNDS
     ------------

 10. Dean Witter American Value Fund
 11. Dean Witter Mid-Cap Growth Fund
 12. Dean Witter Dividend Growth Securities Inc.
 13. Dean Witter Capital Growth Securities
 14. Dean Witter Global Dividend Growth Securities
 15. Dean Witter Income Builder Fund
 16. Dean Witter Natural Resource Development Securities Inc.
 17. Dean Witter Precious Metals and Minerals Trust
 18. Dean Witter Developing Growth Securities Trust
 19. Dean Witter Health Sciences Trust
 20. Dean Witter Capital Appreciation Fund
 21. Dean Witter Information Fund
 22. Dean Witter Value-Added Market Series
 23. Dean Witter World Wide Investment Trust
 24. Dean Witter European Growth Fund Inc.
 25. Dean Witter Pacific Growth Fund Inc.
 26. Dean Witter International SmallCap Fund
 27. Dean Witter Japan Fund
 28. Dean Witter Utilities Fund
 29. Dean Witter Global Utilities Fund
 30. Dean Witter Special Value Fund
 31. Dean Witter Financial Services Trust
 32. Dean Witter Market Leader Trust
 33. Dean Witter Managers' Select Fund
 34. Dean Witter Fund of Funds
 35. Dean Witter S&P 500 Index Fund

     BALANCED FUNDS
     --------------

 36. Dean Witter Balanced Growth Fund
 37. Dean Witter Balanced Income Trust

     ASSET ALLOCATION FUNDS
     ----------------------

 38. Dean Witter Strategist Fund
 39. Dean Witter Global Asset Allocation Fund

     FIXED INCOME FUNDS
     ------------------

 40. Dean Witter High Yield Securities Inc.
 41. Dean Witter High Income Securities
 42. Dean Witter Convertible Securities Trust
 43. Dean Witter Intermediate Income Securities
 44. Dean Witter Short-Term Bond Fund
 45. Dean Witter World Wide Income Trust
 46. Dean Witter Global Short-Term Income Fund Inc.
 47. Dean Witter Diversified Income Trust

 48. Dean Witter U.S. Government Securities Trust
 49. Dean Witter Federal Securities Trust
 50. Dean Witter Short-Term U.S. Treasury Trust
 51. Dean Witter Intermediate Term U.S. Treasury Trust
 52. Dean Witter Tax-Exempt Securities Trust
 53. Dean Witter National Municipal Trust
 55. Dean Witter Limited Term Municipal Trust
 55. Dean Witter California Tax-Free Income Fund
 56. Dean Witter New York Tax-Free Income Fund
 57. Dean Witter Hawaii Municipal Trust
 58. Dean Witter Multi-State Municipal Series Trust
 59. Dean Witter Select Municipal Reinvestment Fund

     SPECIAL PURPOSE FUNDS
     ---------------------

 60. Dean Witter Retirement Series
 61. Dean Witter Variable Investment Series
 62. Dean Witter Select Dimensions Investment Series





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                                  SCHEDULE A


Fund:    Dean Witter Special Value Fund

Fees: (1) Annual maintenance fee of $12.65 per shareholder account, payable monthly.

         (2) A fee equal to 1/12 of the fee set forth in (1) above, for providing Forms 1099 for accounts closed during the year, payable following the end of the calendar year.

         (3) Out-of-pocket expenses in accordance with Section 2.2 of the Agreement.

         (4) Fees for additional services not set forth in this Agreement shall be as negotiated between the parties.